SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-167453

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

403 – 1630 Pandosy St.

Kelowna, BC, Canada V1Y 1P7

(778) 478-9944

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA  92103

Tel. (619) 399-3090

Fax (619) 399-0120

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (4)	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	300,000(2)	0.05	$15,000	$1.07
Common stock, $0.001 par value per share	2,700,000(3)	0.05	$135,000	$9.63

(1)

Estimated solely for purposes of calculating the registration fee under Rule 457(a).

(2)

Selling Security Holders.

(3)

Direct Public Offering. This amended Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 300,000 ordinary shares previously issued to the selling shareholders as named in the Resale Prospectus.

(4)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2010

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus .. A prospectus regarding our offering of up to 2,700,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $135,000. The offering price is $0.05 per share for newly issued shares.

•

Resale Prospectus .. A prospectus to be used for the resale by selling shareholders of up to 300,000 shares of the Registrant’s common stock (the “Resale Prospectus”). The offering price is $0.05 per share for shares being sold by current shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•

they contain different outside and inside front covers;

•

they contain different Offering sections in the Prospectus Summary section beginning on page 7;

•

they contain different Use of Proceeds sections on page 14;

•

they contain different Plan of Distribution sections on page 15;

•

the Dilution section is deleted from the Resale Prospectus on page 18;

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a Selling Security Holders section is included in the Resale Prospectus beginning on page 18;

•

references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•

the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

 Canada V1Y 1P7

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2,700,000 shares of common stock

We are offering up to 2,700,000 shares of our common stock in a direct public offering with an offering price of $0.05 per share. This offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $135,000.

The 2,700,000 shares of common stock being register directly by the Company is the initial offering of common stock of Appiphany Technologies Holdings Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,700,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer the shares to friends, family members and business acquaintances.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$135,000
Total	$0.05	Not Applicable	$135,000

Appiphany Technologies Holdings Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Appiphany Technologies Holdings Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This prospectus covers the primary public offering by the Company of 2,700,000 shares of common stock. The Company is concurrently conducting a resale offering for 300,000 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 9 THROUGH 15 BEFORE BUYING ANY SHARES OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Appiphany,” “we,” “us,” and “our” refer and relate to Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp., our wholly-owned subsidiary. As used herein, iPod®, iPod Touch®, iPhone® and iPad® are registered trademarks of Apple, Inc. and Appiphany Technologies Holdings Corp. expressly disclaims any right thereto.

The Company Overview

We incorporated in the State of Nevada on February 24, 2010, under the name Appiphany Technologies Holdings Corp. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company. The scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc. In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial or in-house Apps for the iPhone, iPod Touch and the new iPad. We believe that the Company will evolve into a third-party accessories company, integrating our accessories to function with our Apps. We aim to maximize user experience while exploring the innovative technological possibilities of today. Our goal is to become a successful developer of Apps and App software and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are those consumers wishing to purchase Apps for their Apple products and third-party commercial businesses wishing to develop Apps for resale. We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background and Jonas Klippenstein, as Vice President, brings important executive experience and a unique understanding of resource management pertaining to large collaborative projects. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAVE APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY NOR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

SUMMARY OF THIS OFFERING

The Issuer	Appiphany Technologies Holdings Corp.

Securities being offered

Up to 2,700,000 shares of Common Stock is being offered for sale by the Company, this represents approximately 46% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 5,900,000 shares of Common Stock issued and outstanding as of September 20, 2010.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $11,510.70.

Net Proceeds to the Company

The Company is offering a maximum 2,700,000 shares of Common Stock, $.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $135,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to fully implement our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Since the majority of our shares of Common Stock are owned by our officers and directors, other holders of our Common Stock may not be able to influence control of the Company or decision making by management of the Company.

Our Officers and Directors, Jesse Keller and Jonas Klippenstein each beneficially owns 42.37% of our outstanding Common Stock, and collectively own 84.75% of our outstanding Common Stock. Assuming the sale of all 2,700,000 of the shares in this offering, Mr. Keller and Mr. Klippenstein will collectively own 58.14% of all shares of Common Stock of the Company. The interests of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Mr. Keller and Mr. Klippenstein are not simply passive investors but are the Officers and Directors of the Company, and their interests as executives may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our Officers and Directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, our Officers and Directors have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.03 in net tangible book value per share from the price you paid.

We may need additional capital in the future, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will only be sufficient to meet our anticipated cash needs for the next eight to ten months. We may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

RISKS RELATED TO OUR BUSINESS

The scope of our business is currently limited to customers using Apps for the iPhone, iPod Touch, and the iPad manufactured and marketed by Apple, Inc.

Although we intend to become a diversified technologies company, the majority of our current business is based upon Apps that we create and provide to customers and third-party businesses utilizing Apps designed for the iPhone, iPod Touch, and iPad manufactured and marketed by Apple, Inc. Because the Apps we currently develop are limited to use on very specific products, if we fail to market our Company and Apps effectively, or if we fail to adequately anticipate, gauge and respond to our existing and potential customers' needs with our Apps, the Company would be adversely affected.

Furthermore, if the demand for Apps and App development for the iPhone, iPod, iPod Touch, and iPad were to decrease, or if Apple, Inc. were to change their App technology, our company could be adversely affected.

Our business is heavily dependent on the License Agreement we have in place with Apple, Inc.

The Company's operations are materially dependent on the terms and conditions of the License Agreement with Apple, Inc. The License Agreement permits the Company to use and exploit certain proprietary property and concepts owned or controlled by Apple, Inc., including the Apple iPhone, iPod, iPod Touch, and iPad brand names, trade dress and trademarks. In the event that the Company is unable to comply with the terms and conditions of the License Agreement in the future, it would have a material adverse impact on the Company's operations.

Our business is heavily dependent on Apple, Inc.

The Company's success depends upon the popularity of the iPhone, iPod, iPod Touch, and iPad, for which it is authorized to develop Apps. If consumer preferences for these products change, or the Company is unable to obtain clients who require App development, the Company's sales could decline and its results could be adversely affected. Because the Company’s main focus is on App development, the Company currently is particularly dependent upon the continued popularity of products offered by Apple, Inc. and on Apple's ability to provide it with a growing market. Additionally, the Company is highly dependent on the allowance by Apple, Inc. of third-party developers to design develop and upload Apps into the App Store. If Apple, Inc. were to not allow third-party developers of Apps, or if Apple, Inc. were to not select our Apps for inclusion in the App Store, our Company could be adversely affected.

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our Apps to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

We may experience service failures or interruptions due to defects in the software, infrastructure or processes that comprise our App software, any of which could adversely affect our business.

Our software may contain undetected defects in the software, infrastructure or processes. If these defects lead to failures in our Apps, we could experience delays or lost revenues during the period required to correct the cause of the defects. Furthermore, we cannot be certain that defects will not be found in new software or upgraded existing software or that service disruptions will not occur in the future, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

If we do not successfully maintain the Appiphany brand in our existing markets or successfully market the Appiphany brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing the Appiphany brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products and App software to our customers. We cannot be assured that these efforts will be successful in marketing the Appiphany brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If we are unable to adapt our products and App software to rapid technological change, our revenues and profits could be materially and adversely affected.

Rapid changes in technology, products, services, customer requirements and operating standards occur frequently, especially within the technologies of Apple brand products. These changes could render our proprietary technology and systems obsolete. Any technological changes that reduce or eliminate the need for Apps that connect iPhone, iPod, iPod Touch, and iPad App creators with their target markets could harm our business. We must continually improve the performance, features and reliability of our App software, particularly in response to our competition.

Our success will depend, in part, on our ability to:

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enhance our existing products and services;

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develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets; and

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respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot be certain of our success in accomplishing the foregoing. If we are unable for technical, legal, financial or other reasons, to adapt to changing market conditions or buyer requirements, our market share, business and operating results could be materially and adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology, which may harm our business.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third party. While we believe that our products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future, particularly with respect to technology that we acquire through acquisitions of other companies. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

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develop and enhance our existing products and services;

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continue to expand our technology development, sales and/or marketing organizations;

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hire, train and retain employees; or

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respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Appiphany Technologies Holdings Corp. is suitable.

If we fail to attract and retain key personnel, our business may suffer.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. In particular, Jesse Keller, our President and Chief Executive Officer, and Jonas Klippenstein, our Vice President, are critical to the management of our business and operations. If we lose the services of either of our executive officers, our financial condition and results of operations could be materially and adversely affected. Our success also depends upon our ability to identify, hire and retain other highly skilled technical, managerial, editorial, sales, marketing and customer service professionals. Competition for such personnel is intense. We cannot be certain of our ability to identify, hire and retain adequately qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize and investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. Appiphany Technologies Holdings Corp. intends to use the proceeds from this offering as follows:

Application of Proceeds	100% of Shares Sold(1)
	$ Amount	% of Total
Total Offering Proceeds	135,000	100.00
Offering Expenses
Legal Fees and Expenses	5,000	3.70
Audit Fees and Expenses	5,000	3.70
Securities and Exchange Commission Registration Fee	10.70	0.01
Transfer Agent and Registrar Fees and Expenses	500	0.37
Miscellaneous Expenses	1,000	0.74
Total Offering Expenses	11,500*	8.52

Net Proceeds from Offering	123,5000	91.48

Use of Net Proceeds
Legal and Professional Fees	10,000	7.41
Business Development	35,000	25.93
Working Capital(2)	78,500	58.15
Total Use of Net Proceeds	123,500	91.48

Total Use of Proceeds	135,000	100.00

*Notes: Offering expenses have been rounded to $11,500.

(1) Assumes the sale of 100% of the securities offered for sale in this offering by the Company.

(2) The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We anticipate that the proceeds from the offering will allow us to operate for the next 8-10 months. Our officers and directors determined that the funds should be sufficient to cover our intended business activities contemplated hereby. The Company will use any proceeds received to facilitate the development of the Company’s intended business. There can be no assurance that the Company will raise any funds through its direct participation offering and if a limited amount of funds are raised the Company will use such funds according to their best judgment.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Appiphany Technologies Holdings Corp. has issued and outstanding as of the date of this prospectus 5,900,000 shares of Common Stock. The Company is registering an additional of 2,700,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither, Mr. Keller or Mr. Klippenstein are now, nor have been within the past 12 months, a broker or dealer, and they are not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, both Messrs. Keller and Klippenstein will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Appiphany has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement;

2.

deliver a check or certified funds to us for acceptance or rejection; and

3.

pay cash by wire transfer of immediately available funds to the client-trust account of Carrillo Huettel, LLP, in accordance with the wire instructions, or directly to the Seller:

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Appiphany Technologies Holdings Corp.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the Company’s common stock then outstanding which, in our case, would equal approximately 59,000 shares of our common stock as of the date of this prospectus.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve months if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding

2.

the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144, a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,900,000 shares of Common Stock outstanding as of September 20, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 2,700,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at September 20, 2010, would have been $149,289, or $0.02 per share, representing an immediate increase in tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.03 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

1,500,000 Shares
Offering price per share	$0.05
Net tangible book value per share before Offering	$0.00
Increase per share attributable to new investors	$0.02
Pro forma net tangible book value per share after Offering	$0.02
Dilution per share to new investors	$(0.03)

DESCRIPTION OF PROPERTY

Our offices are currently located at 1630 Pandosy Street in Kelowna, B.C., and our telephone number is (778) 478-9944. As of the date of this filing, we have not sought to move or change our office site. We rent, on a monthly basis, approximately 1000 square feet of industrial/office space with opportunities to expand our facilities and a five-year contract limiting rent increases. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose, and in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of preferred stock designated. The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Appiphany Technologies Holdings Corp. was incorporated in the State of Nevada on February 24, 2010. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company. While resale of website hosting packages is a nice complement to the products and services that we offer, the scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc. The Company is evolving into a third party accessories company integrating our accessories to function with our Apps. In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial or in-house Apps for the iPhone, iPod Touch and the new iPad. Our goal is to build a reputation as a leading developer of Apps and App software, and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are consumers wishing to purchase Apps for their Apple products, and third-party commercial businesses wishing to develop Apps for resale. We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background and is well known for his strategic business planning. Jonas Klippenstein, as Vice President, supports Mr. Keller. Jonas brings important executive experience and a unique understanding of resource management pertaining to large collaborative projects. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology and Apple, Inc. technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

Growth Strategy

Our long-term goal is to build a diversified technologies company with a broad portfolio of products and services that we offer in multiple channels of online retail distribution through the following growth strategies:

Execute new initiatives. Along with our current products and services, we intend to seek opportunities that will diversify our technologies beyond web hosting and App development in order to reach a broader range of customers.

Expand upon our services and current client base. We will attempt to expand our current client base by providing top quality App development to our current clients, and hopefully receive good reviews and references within the App development field.

Licensing

Because we are focusing our business on becoming a leading iPhone, iPod Touch, and iPad App developer using the new iPhone SDK (software development kit), it is imperative the abide by the licensing of Apple, Inc.

As of June, 2009, Appiphany Technologies Holdings Corp. was approved in the iPhone Developer Program and the Made for iPod development program, with the ability to develop, debug, and distribute commercial Apps in the iTunes store. In September 2009, Appiphany finalized a contract and license with Apple, Inc. Appiphany Technologies Made for iPod license allows our company to develop electronic accessories that connect to both the iPod and iPhone. This gives our company access to technical documentation, hardware components, technical support and certification logos.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will rely on the quality App development that we have completed for our existing customers to create positive customer feedback, which could resonate to potential clients. We will also track sales and downloads of our completed Apps, and advertise their popularity to potential clients. If we generate sufficient revenues, we intend to implement an advertising and marketing campaign to increase awareness of Appiphany and to acquire new customers through multiple channels, including traditional and online advertising. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

Our Industry

The iPhone, manufactured and marketed by Apple, Inc., won invention of the year in 2007 from Time Magazine, and has since gone on to be purchased by more than 30 million users worldwide. Third-party Apps were launched in mid-2008 for use on the iPhone, and became available for purchase or free download from the Apple, Inc. App Store. These Apps have diverse functions, including games, reference, GPS navigation, social networking, and advertising for television shows, films, and celebrities. Since their release, the popularity of Apps used on the iPhone, iPod Touch, and iPad has grown to include over 130,000 different Apps and over 58 million App Store users. In the month of December 2009, App Store users downloaded over 280 million Apps, equating to over 250 million dollars in sales.

Appiphany’s team has been intrigued by the iPhone since its inception and has always been up to speed with the latest trends in App development for the iPhone, iPod Touch, and the new iPad. Whether by porting an existing App or developing one from scratch, we can help customers take advantage of a fast growing medium. We intend to focus our business on becoming one of the leading App development companies and capitalize on the astounding market created by Apple, Inc.

Competition

In general, the computer technology and software development industries are highly competitive, and especially so in the relatively new field of App development. Of the more than 130,000 Apps included in the App Store, there are over 28,000 developers. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands within this rapidly changing field. Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We compete primarily on the basis of design, development, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting Apps, as well as on our ability to remain competitive in the areas of quality and price.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Government Regulation

We must abide by regulations imposed by government regulatory authorities in providing our products and services. The majority of regulations within the telecommunications industry that apply to mobile games and entertainment applications and mobile messaging are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted e-mails being delivered to their mobile devices.

Employees

We have three full-time employees, including our two officers, and two part-time employees. We believe we have a good working relationship with our employees, which are not represented by a collective bargaining organization. We also use third-party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to continue to use consultants, attorneys, and accountants as necessary, to complement services rendered by our employees.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period ended July 31, 2010, the Company earned $2,705 of revenues from advertising and incurred $29,632 of operating expenses, which included $19,500 in professional fees relating to audit, accounting, and legal fees incurred with respect to the S-1 reporting and for the recapitalization transaction, $2,610 of payroll and salaries, and $10,220 of general and administrative fees related to the day-to-day expenditures of the Company.

During the period from inception to July 31, 2010, the Company earned $nil revenues and incurred $35,343 of operating expenses including $24,500 of professional fees relating to accounting and legal fees incurred with the incorporation of the Company and drafting of agreements, $10,931 of general and administrative expenses, and $2,610 of payroll and salaries.

LIQUIDITY AND CAPITAL RESOURCES

As at July 31, 2010, the Company had assets of $22,536 compared with assets of $14,988 at April 30, 2010. Assets at July 31, 2010 are comprised of cash of $20,738 and computer hardware of $1,798.  All assets at April 30, 2010 were comprised of cash.

As at July 31, 2010, the Company had a working capital deficit of $78,931 compared with a working capital surplus of $14,289 at April 30, 2010.  The increase in the working capital deficit is attributed to the acquisition on May 1, 2010 where the Company assumed net liabilities of $61,790 and the fact that the Company obtained a significant portion of its financing from debt, which was then used for operating activities.

During the period ended July 31, 2010, the Company effected the recapitalization transaction with Appiphany Technologies Corporation, resulting in the issuance of 1,500,000 common shares to acquire 100% of the common shares of Appiphany Technologies Corporation.  No other shares were issued other than the shares to effect the recapitalization.

Cashflows from Operating Activities

During the period ended July 31, 2010, the Company used $29,402 of cash for operating activities as compared to $61,791 for the period ended April 30, 2010. The increase in cash flows used for operating activities were attributed to the fact that the period ended April 30, 2010 included ten months of operations as compared to three months for the period ended July 31, 2010.

Cashflows from Investing Activities

During the period ended July 31, 2010, the Company received proceeds of $512 from investing activities as compared to $nil cash received during the period ended April 30, 2010.  The increase in cash from investing activities is attributed to the $2,317 received as part of the recapitalization transaction on May 1, 2010 offset by $1,805 used for the purchase of computer hardware.

Cashflows from Financing Activities

During the period ended July 31, 2010, the Company received proceeds of $34,640 from financing activities as compared to $64,108 for the period ended April 30, 2010. The decrease in the cash received from financing activities is attributed to amounts received from related parties as a majority of the cash requirements of the Company prior to April 30, 2010 were financed by related parties whereas the majority of cash requirements during the three months ended July 31, 2010 were financed by issuance of notes payable.

As at July 31, 2010, the Company has a going concern assumption as the Company has not earned significant revenues, has no certainty of earning revenues in the future, and has incurred a net loss of $91,423 since inception.

The Company may require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We estimate that our expenses over the next 12 months (beginning October 2010) will be approximately $100,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	12 months	$ 45,000
Marketing and advertising	12 months	$ 15,000
Business Development	12 months	$ 25,000
General and administrative	12 months	$ 15,000
Total		$100,000

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors or executive officers.

Name	Age	Position
Jesse Keller	31	President, CEO, CFO, Treasurer and Director
Jonas Klippenstein	38	Secretary and Director

Jesse Keller - Mr. Keller has an extensive background in sales and marketing for various industries. His introduction to online marketing and sales began in 1998 when he helped develop and sell turnkey software solutions to companies and private individuals looking to invest in the industry. This allowed him to develop advanced technical knowledge which he has parlayed into several successful business ventures to date. In 2001, Mr. Keller relocated to San Jose, Costa Rica to pursue the marketing manager / software development position. Then in 2003, Mr. Keller founded a media investor relations company.

Jonas Klippenstein - Mr. Klippenstein has been the President of Highland Security Group Ltd for the past 13 years. Jonas has been involved in startup corporations since 1992 where he worked with a biotechnology company and promoted an eye care line as well as a new development technology with Retractable Syringe Technologies. Mr. Klippenstein has been involved in negotiations with such large companies as Terumo, Novartis and Becton Dickinson. He has also worked as a development manager for a marketing agency, attracting and successfully delivering outstanding marketing campaigns for various large corporations.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jesse Keller (1)	President, CEO, CFO, Treasurer and Director	2010	$--		$2,000(3)	-0-	-0-	-0-	-0-	$--
Jonas Klippenstein(2)	Secretary and Director	2010	$--		$2,000(3)	-0-	-0-	-0-	-0-	$--

Notes to Summary Compensation Table:

(1)

Mr. Keller, the President, CEO, CFO, Treasurer and Director of the Company, currently has committed to provide up to 20 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries.

(2)

Mr. Klippenstein, the Secretary and Director of the Company, currently has committed to provide up to 20 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

(3)

The stock awards to Mr. Keller and Mr. Klippenstein were issued beginning February 25, 2010 for management services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Jesse Keller, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Keller collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 20, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 20, 2010, we had 5,900,0000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)

Common Stock	Jesse Keller 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%

Common Stock	Jonas Klippenstein 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%

	All Officers and Directors as a group (total of 2)	5,000,000	84.75%

Common Stock	Garth Roy 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	500,000	8.47%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Jesse Keller, our President and Chief Executive Officer.

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Consolidated Financial Statements

For the Period Ended July 31, 2010 (unaudited) and April 30, 2010

Consolidated Balance Sheets (unaudited)

F-2

Consolidated Statements of Operations (unaudited)

F-3

Consolidated Statements of Cash Flows (unaudited)

F-4

Notes to the Consolidated Financial Statements (unaudited)

F-5

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Consolidated Balance Sheets

(Unaudited)

	July 31, 2010 $	April 30, 2010 $

ASSETS

Current Assets

Cash	20,738	14,988

Total Current Assets	20,738	14,988

Property and Equipment	1,798	–

	22,536	14,988

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	223	–
Notes payable	27,123	–
Due to related parties	72,323	699

Total Liabilities	99,669	699

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,900,000 and 4,400,000 common shares, respectively	5,900	4,400

Additional Paid-In Capital	(47,690)	15,600

Accumulated Deficit during the Development Stage	(35,343)	(5,711)

Total Stockholders’ Deficit	(77,133)	14,289

Total Liabilities and Stockholders’ Deficit	22,536	14,988

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Consolidated Statements of Operations

(Expressed in US dollars)

(Unaudited)

	For the three months ended July 31, 2010 $	Accumulated from February 24, 2010 (Date of Inception) to July 31, 2010 $

Revenues	2,705	2,705
	2,705	2,705

Operating Expenses

Depreciation	7	7
General and Administrative	10,220	10,931
Professional Fees	19,500	24,500
Wages and salaries	2,610	2,610

Total Operating Expenses	32,337	38,048

Net Loss	(29,632)	(35,343)
Net Loss per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,900,000

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Consolidated Statements of Cashflow

(Expressed in US dollars)

(unaudited)

	For the three months ended July 31, 2010 $	Accumulated from February 24, 2010 (Date of Inception) to July 31, 2010 $

Operating Activities

Net loss for the period	(29,632)	(35,343)

Items not involving cash

Depreciation	7	7

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	223	223

Net Cash Used In Operating Activities	(29,402)	(35,113)

Investing Activities

Cash acquired in merger	2,317	2,317
Purchase of property and equipment	(1,805)	(1,805)

Net Cash Provided by Investing Activities	512	512

Financing Activities

Proceeds from issuance of common shares	–	20,000
Proceeds from related parties	7,517	8,216
Proceeds from notes payable	27,123	27,123

Net Cash Provided by Financing Activities	34,640	55,339

Increase in Cash	5,740	20,738

Cash – Beginning of Period	14,998	–

Cash – End of Period	20,738	20,738

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity

From February 24, 2010 (Date of Inception) to July 31, 2010

(Expressed in Canadian dollars)

	Common Stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – February 24, 2010 (Date of Inception)	4,000,000	4,000	(4,000)	–	-
Shares issued for cash	400,000	400	19,600	–	20,000

Net loss for the period	–	–	–	(5,711)	(5,711)
	–	–
Balance – April 30, 2010	4,400,000	4,400	15,600	(5,711)	14,289

Shares issued for acquisition	1,500,000	1,500	73,500	–	75,000
Consideration paid in excess of fair value of acquisition			(136,790)	–	(136,790)

Net loss for the period	–	–	–	(29,632)	(29,632)

Balance – July 31, 2010	5,900,000	5,900	(47,690)	(35,343)	(77,133)

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on February 24, 2010. The Company is a development stage company as defined by FASB guidelines. On May 1, 2010, the Company entered into a share exchange agreement with Appiphany Technologies Corporation (“ATC”) to acquire all of the outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  As the acquisition involved companies under common control, the acquisition was accounted for as a recapitalization transaction.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at July 31, 2010, the Company has not recognized significant revenue, has a working capital deficit of $78,931, and has an accumulated deficit of $35,343. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2010 and April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

h)

Revenue Recognition

The Company recognizes revenue from online advertising.  Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured.  The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

i)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

i)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Business Combination

On May 1, 2010, the Company entered into a share exchange agreement (the “Agreement”) with Appiphany Technologies Corporation (“ATC”), a private company incorporated in the province of British Columbia, Canada.  Under the terms of the Agreement, the Company acquired 100% of the issued and outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  The fair market value of the shares was $75,000 based on the most recent sale of common stock.

The company has recognized the identifiable assets and liabilities assumed as follows:

Fair Value $

Cash and cash equivalents	2,317
Amounts due to related parties	(64,107)

Net assets (liabilities) acquired	(61,790)
Fair value of consideration paid	(75,000)

Consideration paid in excess of fair value	(136,790)

As the acquisition involved companies under common control, no goodwill can be recorded as part of the acquisition and the consideration paid in excess of fair value has been recorded as additional paid-in capital.

The unaudited supplemental pro forma results of operations of the combined entity, if the acquisition transaction been recorded as of the date of inception, are as follows:

$
Revenues	-
Operating Expenses
General and Administrative	44,318
Professional Fees	9,197
Wages and salaries	14,897
Total Operating Expenses	67,502
Net Loss	(67,502)
Net Loss per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,900,000

APPIPHANY TECHNOLOGIES CORPORATION

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

4.

Property and Equipment

	Cost $	Accumulated Depreciation $	July 31, 2010 Net Carrying Value $	April 30, 2010 Net Carrying Value $

Computer hardware	1,805	7	1,798	–

	1,805	7	1,798	–

5.

Notes Payable

a)

In June 2010, the Company issued notes payable totaling $12,123.  Under the terms of the note, the amounts are unsecured, due interest at 10% per annum, and due on demand.  As at July 31, 2010, accrued interest of $104 has been recorded in accounts payable and accrued liabilities.

b)

In July 2010, the Company issued a note payable for $15,000. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand.  As at July 31, 2010, accrued interest of $37 has been recorded in accounts payable and accrued liabilities.

6.

Related Party Transactions

As at July 31, 2010, the Company owed $41,447 (April 30, 2010 - $699) to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

As at July 31, 2010, the Company owed $32,255 (April 30, 2010 - $nil) to a director of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

7.

Common Shares

On June 1, 2010, the Company issued 1,500,000 common shares as part of the recapitalization transaction for the acquisition of Appiphany Technologies Corporation.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

F-12

Balance Sheet

F-13

Statement of Operations

F-14

Statement of Cash Flows

F-15

Statement of Stockholders’ Equity

F-16

Notes to the Financial Statements

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Appiphany Technologies Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Appiphany Technologies Corp. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception (June 4, 2009) through April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Appiphany Technologies Corp. as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 3, 2010

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Balance Sheet

April 30, 2010 $

ASSETS

Cash	14,988

Total Assets	14,988

LIABILITIES

Current Liabilities

Due to a Related Party	699

Total Liabilities	699

STOCKHOLDERS’ EQUITY

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 4,400,000 common shares	4,400

Additional Paid-In Capital	15,600

Accumulated Deficit during the Development Stage	(5,711)

Total Stockholders’ Equity	14,289

Total Liabilities and Stockholders’ Equity	14,988

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Operations

For the Period from February 24, 2010 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

General and Administrative	711
Professional Fees	5,000

Total Operating Expenses	5,711

Net Loss	(5,711)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	4,107,692

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Cash Flows

For the Period from February 24, 2010 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(5,711)

Changes in operating assets and liabilities:

Due to a related party	699

Net Cash Used In Operating Activities	(5,012)

Financing Activities

Proceeds from issuance of common shares	20,000

Net Cash Provided By Financing Activities	20,000

Increase in Cash	14,988

Cash – Beginning of Period	–

Cash – End of Period	14,988

Supplemental Disclosures

Interest paid	–
Income tax paid	–

Non-Cash Activity

Issuance of founders’ shares	4,000

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity

From February 24, 2010 (Date of Inception) to April 30, 2010

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – February 24, 2010 (Date of Inception)

Issuance of founders’ shares	4,000,000	4,000	(4,000)	–	-

Common stock issued for cash at $0.05 per share	400,000	400	19,600	–	20,000
				–
Net loss for the period	–	–	–	(5,711)	(5,711)
	–	–
Balance – April 30, 2010	4,400,000	4,400	15,600	(5,711)	14,289

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Appiphany Technologies Holdings Corp. (the “Company”) was incorporated in the State of Nevada on February 24, 2010. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,711. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Related Party Transactions

As at April 30, 2010, the Company owed $699 to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

4.

Common Shares

a)

During the period ended April 30, 2010, the Company issued 400,000 common shares of the Company at $0.05 per common share for proceeds of $20,000.

b)

On February 24, 2010, the Company issued 2,000,000 founders shares to the President and Director of the Company.

c)

On February 24, 2010, the Company issued 2,000,000 founders shares to a Director of the Company.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

5.

Income Taxes

The Company has $5,711 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(5,711)
Statutory rate	34%

Computed expected tax recovery	1,942
Change in valuation allowance	(1,942)

Income tax provision	–

6.

Subsequent Events

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Company.

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

F-22

Balance Sheet

F-23

Statement of Operations

F-24

Statement of Stockholders’ Equity

F-25

Statement of Cash Flows

F-26

Notes to the Financial Statements

F-27

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Balance Sheet

(Expressed in Canadian dollars)

April 30, 2010 $

ASSETS

Cash	2,344

Total Assets	2,344

LIABILITIES

Current Liabilities

Due to related parties	64,853

Total Liabilities	64,853

STOCKHOLDERS’ EQUITY

Common Stock
Authorized: unlimited common shares with no par value
Issued and outstanding: 2 common shares	1

Accumulated Deficit during the Development Stage	(62,510)

Total Stockholders’ Equity	(62,509)

Total Liabilities and Stockholders’ Equity	2,344

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Statement of Operations

(Expressed in Canadian dollars)

For the Period from June 4, 2009 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

Consulting Expense	5,109
General and Administrative	20,146
Professional Fees	4,470
Rent Expense	17,888
Salaries Expense	14,897

Total Operating Expenses	62,510

Net Loss	(62,510)
Net Loss per Share – Basic and Diluted	(31,255)
Weighted Average Shares Outstanding – Basic and Diluted	2

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Statement of Cashflows

(Expressed in Canadian dollars)

For the Period from June 4, 2009 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(62,510)

Net Cash Used In Operating Activities	(62,510)

Financing Activities

Proceeds from issuance of common shares	1
Proceeds from related parties	64,853

Net Cash Provided By Financing Activities	64,854

Increase in Cash	2,344

Cash – Beginning of Period	–

Cash – End of Period	2,344

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity

From June 4, 2009 (Date of Inception) to April 30, 2010

(Expressed in Canadian dollars)

	Common Stock		Accumulated
	Shares	Par Value	Deficit	Total
	#	$	$	$

Balance – June 4, 2009 (Date of Inception)

Founders shares for cash at $0.001 per share	2	1	–	1

Net loss for the period	–	–	(62,510)	(62,510)
	–	–
Balance – April 30, 2010	2	1	(62,510)	(62,509)

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in Canadian dollars)

1.

Nature of Operations and Continuance of Business

Appiphany Technologies Corp. (the “Company”) was incorporated in the province of British Columbia on June 4, 2009. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has a working capital deficit of $62,509 and an accumulated deficit of $62,510. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in Canadian dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, and accounts payable.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Revenue Recognition

The Company recognizes revenue from online advertising sales in accordance with Securities and Exchange Commission ASC 605, Revenue Recognition. The Company accounts for revenue as a principal using the guidance in ASC 605. Revenue consists of the sale of online advertising and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped, and collectibility is reasonably assured.

h)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in Canadian dollars)

2.

Summary of Significant Accounting Policies (continued)

i)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Common Shares

During the year ended April 30, 2010, the Company issued 2 common shares to management for proceeds of $1.

4.

Related Party Transactions

As at April 30, 2010, the Company owes $64,853 to management and directors for financing of general operating costs of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

APPIPHANY TECHNOLOGIES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in Canadian dollars)

5.

Income Taxes

The Company has $62,510 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030.  The income tax benefit differs from the amount computed by applying the Canadian federal and provincial income tax rate of 30% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(62,510)
Statutory rate	30%

Computed expected tax recovery	(18,753)
Change in enacted tax rates	3,047
Change in valuation allowance	(15,706)

Income tax provision	–

6.

Subsequent Event

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Holding Corp. ("ATHC"), a company incorporated in the state of Nevada in February 2010, pursuant to which ATHC acquired all of the issued and outstanding shares of the Company in exchange for 1,500,000 common shares.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

(unaudited)

Pro Forma Consolidated Financial Statements

For the Period Ended April 30, 2010

Consolidated Pro Forma Balance Sheets (unaudited)

F-31

Consolidated Pro Forma Statements of Operations (unaudited)

F-32

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Pro Forma Consolidated Balance Sheets

As at April 30, 2010

(unaudited)

(Expressed in US Dollars)

	Appiphany Technologies Corporation $	Appiphany Technologies Holding Corp. $	Eliminating Entries $	Pro Forma Consolidated $

ASSETS

Current Assets

Cash	2,317	14,988	–	17,305

	2,317	14,988	–	17,305

LIABILITIES

Current Liabilities

Due to related parties	64,107	699	–	64,806

Total Liabilities	64,107	699	–	64,806

STOCKHOLDERS’ DEFICIT

Preferred Stock	–	–	–	–

Common Stock	1	4,400	(1)	4,400

Additional Paid-In Capital	–	15,600		15,600

Accumulated Deficit during the Development Stage	(61,791)	(5,711)		(67,502)

Total Stockholders’ Deficit	(61,790)	14,289	–	(47,501)

Total Liabilities and Stockholders’ Deficit	2,317	14,988	–	17,305

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statement of Operations

(Expressed in US dollars)

(unaudited)

For the period ended May 31, 2010

	Appiphany Technologies Corporation $	Appiphany Technologies Holding Corp. $	Eliminating Entries $	Pro Forma Consolidated $

Revenues	–	–	–	–
	–	–	–	–

Operating Expenses

General and Administrative	43,607	711	-	44,318
Professional Fees	4,197	5,000	-	9,197
Wages and salaries	13,987	–	–	13,987

Total Operating Expenses	61,791	5,711	-	61,791

Net Loss	(61,791)	(5,711)	-	(67,502)
Net Loss per Share – Basic and Diluted	(30,896)	–
Weighted Average Shares Outstanding – Basic and Diluted	2	4,400,000

PROSPECTUS

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

Canada V1Y 1P7

2,700,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2010

[RESALE PROSPECTUS ALTERNATIVE PAGE]

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

Canada V1Y 1P7

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

300,000 shares of common stock

Our existing shareholders are offering for resale, 300,000 shares of common stock. The offering price is $0.05 per share for those being sold by current shareholders. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at a fixed price of $0.05 per share until such time as the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices or privately negotiated prices on the OTCBB or other applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission; (vii) broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

This prospectus covers the resale offering by the Selling Security Holders of 300,000 shares of common stock. The Company is concurrently conducting a primary offering for 2,700,000 shares, which is covered in a separate public offering prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 300,000 shares of common stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	5,900,000 shares of Common Stock issued and outstanding as of September 20, 2010.

Number of Options Granted	There have been no Options Granted by the Company as of the date hereof.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "Selling Shareholders”. The Selling Shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations:

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and,

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we, nor the selling stockholders can presently estimate the amount of such compensation.

The Selling Shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any of the Selling Shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The Selling Shareholders have been advised that any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the Selling Shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of September 20, 2010. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder(1)	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Stockholder (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4) (5)

Common Stock
463679 BC LTD	-	200,000	67,000	133,000	2.25%
James Hinton	-	100,000	33,000	67,000	1.14%
Kevin Imthorn	-	100,000	33,000	67,000	1.14%
Garth Roy	-	500,000	167,000	333,000	5.64%

1.

None of the Selling Shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.

2.

Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

3.

This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

4.

Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

5.

Based on 5,900,000 shares of Common stock issued and outstanding as of September 20, 2010.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•

a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

In addition to the foregoing, persons who purchase warrants from a selling shareholder pursuant to this prospectus and thereafter acquire our ordinary shares upon the exercise of such warrants may resell such ordinary shares without restriction by any method permitted by applicable law.

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

 Canada V1Y 1P7

300,000 shares of common stock

____________________, 2010

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$10.70
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$11,510.70*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

•

On February 25, 2010, the Company issued 2,000,000 shares of the Company's common stock at $0.001 per share to the President of the Company for management services. The shares were issued pursuant to Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

•

On February 25, 2010, the Company issued 2,000,000 shares of the Company's common stock at $0.001 per share to the Secretary of the Company for management services. The shares were issued pursuant to Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

•

On March 29, 2010, the Company sold 100,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $5,000. The shares were issued pursuant to Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On April 14, 2010, the Company sold 100,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $5,000. The shares were issued pursuant to Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On April 15, 2010, the Company sold 200,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $10,000. The shares were issued pursuant to Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for an aggregate of 1,500,000 shares of Appiphany issued equally to three shareholders, including our CEO, President, CFO, Treasurer and Director Mr. Jesse Keller, our Secretary and Director Mr. Jonas Klippenstein, and Garth Roy. The shares were issued pursuant to Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

•

On July 27, 2010, the Company issued a one year 10% Promissory Note, in the principal amount of $15,000 to Scott Osborne (“Mr. Osborne”) to evidence such funds Mr. Orbone has previously lent the Company. The $15,000 principal amount underlying the Promissory Note is payable: i) on or before the one year anniversary of the Note or ii) upon the Company completing an offering under Regulation D, Regulation S or Section 4(2) of the Securities Act of 1933, and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

•

On October 28, 2010, the Company issued a one year 10% Promissory Note, in the principal amount of $4,633 to Fraser Polmie (“Mr. Polmie”) to evidence such funds Mr. Polmie has previously lent the Company. The $4,633 principal amount underlying the Promissory Note is payable: i) on or before the one year anniversary of the Note or ii) upon the Company completing an offering under Regulation D, Regulation S or Section 4(2) of the Securities Act of 1933, and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

•

On October 28, 2010, the Company issued a one year 10% Promissory Note, in the principal amount of $5,000 to Darren Wright (“Mr. Wright”) to evidence such funds Mr. Wright has previously lent the Company. The $5,000 principal amount underlying the Promissory Note is payable: i) on or before the one year anniversary of the Note or ii) upon the Company completing an offering under Regulation D, Regulation S or Section 4(2) of the Securities Act of 1933, and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

•

On October 28, 2010, the Company issued a one year 10% Promissory Note, in the principal amount of $2,490 to Joshua Kostyniuk (“Mr. Kostyniuk”) to evidence such funds Mr. Kostyniuk has previously lent the Company. The $2,490 principal amount underlying the Promissory Note is payable: i) on or before the one year anniversary of the Note or ii) upon the Company completing an offering under Regulation D, Regulation S or Section 4(2) of the Securities Act of 1933, and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

The Company did not use any underwriters with respect to the foregoing sales of its common stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Appiphany Technologies Holdings Corp. (1)
3.2	Bylaws of Appiphany Technologies Holdings Corp. (1)
4.1	Specimen Stock Certificate(1)
5.1	Opinion of Carrillo Huettel, LLP (2)
10.1	Share Exchange Agreement between Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp. (1)
10.2	Contract license agreement between Appiphany Technologies Corp. and Apple, Inc. dated September, 2009(1)
10.3	Promissory Note between the Company and Scott Osborne(2)
10.4	Promissory Note between the Company and Fraser Polmie(2)
10.5	Promissory Note between the Company and Darren Wright(2)
10.6	Promissory Note between the Company and Joshua Kostyniuk(2)
10.7	Consulting Agreement between the Company and Voltaire Gomez(2)
21.1	List of Subsidiaries of Appiphany Technologies Holdings Corp(2)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1) (2)

(1)

Filed previously

(2)

Filed herewith.

ITEM 17. UNDERTAKINGS.

(a)

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that  in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the  3rd day of November, 2010.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

/s/ Jesse Keller
By: Jesse Keller
Title: President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Jesse Keller	Director	November 3, 2010

By /s/ Jonas Klippenstein	Director	November 3, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of Appiphany Technologies Holdings Corp. (1)
3.2	Bylaws of Appiphany Technologies Holdings Corp. (1)
4.1	Specimen Stock Certificate(1)
5.1	Opinion of Carrillo Huettel, LLP (2)
10.1	Share Exchange Agreement between Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp. (1)
10.2	Contract license agreement between Appiphany Technologies Corp. and Apple, Inc. dated September, 2009(1)
10.3	Promissory Note between the Company and Scott Osborne(2)
10.4	Promissory Note between the Company and Fraser Polmie(2)
10.5	Promissory Note between the Company and Darren Wright(2)
10.6	Promissory Note between the Company and Joshua Kostyniuk(2)
10.7	Consulting Agreement between the Company and Voltaire Gomez(2)
21.1	List of Subsidiaries of Appiphany Technologies Holdings Corp(2)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1) (2)

(1)

Filed previously

(2)

Filed herewith.